UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 8, 2022

MEDAVAIL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36533	90-0772394
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
6665 Millcreek Dr. Unit 1,
Mississauga ON Canada
L5N 5M4
(Address of principal executive offices)
+1 (905) 812-0023
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MDVL	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant

(a) On July 8, 2022, the Audit Committee of the Board of Directors (the “Audit Committee”), of MedAvail Holdings, Inc. (the “Company”) approved the dismissal of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm, effective as of July 8, 2022. The dismissal of PwC and the engagement of Baker Tilly US, LLP (“Baker Tilly”) as the Company’s independent registered public accounting firm (as described further in Item 4.01(b) of this Current Report on Form 8-K) is in part due to the Company’s expanding operations in the United States.

The auditor’s reports of PwC on the Company’s financial statements for either of the past two fiscal years ended 2021 and 2020 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principle, except that PwC’s auditor’s report dated March 29, 2022 on the consolidated financial statements that the Company filed in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2021 contained an explanatory paragraph expressing substantial doubt regarding the Company’s ability to continue as a going concern.

During the fiscal years ended December 31, 2021 and December 31, 2020, and the subsequent interim period through to July 8, 2022, there were no: (1) disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference thereto in their reports on the financial statements for such years, or (2) reportable events (as described in Item 304(a)(1)(v) of Regulation S-K).

We delivered a copy of this Current Report on Form 8-K to PwC and requested that a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made in response to this Item. PwC responded with a letter dated July 11, 2022, a copy of which is annexed hereto as Exhibit 16.1, stating that PwC agrees with the statements set forth above.

(b) Also on July 8, 2022, the Audit Committee approved the engagement of Baker Tilly as the Company’s independent registered public accounting firm for the year ending December 31, 2022.

During the fiscal years ended December 31, 2021 and December 31, 2020, and the subsequent interim period through to July 8, 2022, neither the Company, nor anyone on the Company’s behalf, consulted with Baker Tilly regarding either (i) the application of accounting principles to a specific transaction, completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Baker Tilly concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01 Financial Statement and Exhibits

(d) Exhibits

Exhibit No.	Description
16.1	Letter to the Securities and Exchange Commission from PricewaterhouseCoopers LLP, dated July 11, 2022

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MEDAVAIL HOLDINGS, INC.

Date: July 11, 2022	By:	/s/ Ramona Seabaugh
Ramona Seabaugh
Chief Financial Officer